Exhibit 99.1

September 7, 2017

Verifone Reports Financial Results for Third Quarter of Fiscal 2017

SAN JOSE, Calif. - (BUSINESS WIRE) - Verifone (NYSE: PAY), a world leader in payments and commerce solutions, today announced financial results for the three months ended July 31, 2017.

Third Quarter Highlights

•	GAAP and Non-GAAP net revenues of $467 million, with 7% sequential growth in Services

•	GAAP net loss per diluted share of $0.63, reflecting restructuring and divestiture charges

•	Non-GAAP net income per diluted share of $0.36, up 20% sequentially

•	Operating cash flow of $60 million and free cash flow of $44 million

•	Completed divestiture of China operation into minority holding

•	Growing sales pipeline of next generation products across all regions

“In the third quarter, the Verifone team delivered solid financial results, made progress on divesting non-core businesses, and achieved our launch objectives for next generation products. We continue to grow Verifone’s annuity services business by partnering with our clients to connect more of their device footprint to our payments and commerce services platform," said Paul Galant, Chief Executive Officer of Verifone, “We expect to return Verifone to annual growth in fiscal 2018.”

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended July 31,				Nine Months Ended July 31,
	2017	2016	Change (1)		2017	2016	Change (1)
GAAP:
Net revenues	$467	$488	(4.3)%		$1,395	$1,528	(8.7)%
Gross margin as a % of net revenues	37.4%	39.2%	(1.8	) pts	37.2%	40.4%	(3.2	) pts
Net loss per diluted share	$(0.63)	$(0.28)	nm		$(1.58)	$(0.04)	nm

Non-GAAP (2):
Net revenues	$467	$493	(5.2)%		$1,398	$1,539	(9.2)%
Gross margin as a % of net revenues	40.7%	42.2%	(1.5	) pts	39.7%	42.5%	(2.8	) pts
Net income per diluted share	$0.36	$0.42	(14.3)%		$0.86	$1.36	(36.8)%
(1) "nm" means not meaningful.
(2) Reconciliations for the Non-GAAP measures are provided at the end of this press release.

Fourth Quarter 2017 and Fiscal 2017 Outlook

Guidance for the fourth fiscal quarter of 2017 is as follows:

•	GAAP and Non-GAAP net revenues of approximately $470 million to $473 million

•	GAAP net income per diluted share of approximately $0.22

•	Non-GAAP net income per diluted share of $0.43 (reflects a reduction from prior guidance entirely attributable to the Taxi business, which is in the process of being divested)

Guidance for the full fiscal year 2017 is as follows:

•	GAAP net revenues of approximately $1.864 billion to $1.867 billion

•	GAAP net loss per diluted share of approximately $1.36

•	Non-GAAP net revenues of approximately $1.867 billion to $1.870 billion

•	Non-GAAP net income per diluted share of $1.30

Conference Call
Verifone will hold its earnings conference call today, September 7, 2017, at 4.30 p.m. (ET) / 1:30 p.m. (PT). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website for the next 30 days.

About Verifone
Verifone is a global leader in payments and commerce solutions, powered by a growing footprint of more than 30 million devices in over 150 countries at the last inch of consumer payments. We are connecting our devices to our integrated solutions platform to better serve the evolving needs of our clients. We are built on a 35-year history of uncompromised security and our people are trusted experts who work with our clients and partners, helping to solve their most complex payments challenges.

Verifone.com | (NYSE: PAY) | @Verifone

Additional Resources: http://ir.verifone.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, timely product introductions, and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, downturns in the retail sector, the pace of EMV adoption in the United States, the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions, including tax-related audits and assessments, our ability to deliver new products to the market on time and in sufficient quantities to meet demand, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers upon whom we rely in the conduct of our business, our ability to effectively integrate the businesses we acquire and to achieve the expected benefits of such acquisitions, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, successful execution of our restructuring plans, including whether the expected benefits of restructuring and divestiture plans are achieved within expected timeframes or at all, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2017	2016	% Change (1)	2017	2016	% Change (1)
Net revenues:
Systems	$266.0	$292.1	(8.9)%	$817.1	$972.1	(15.9)%
Services	200.9	196.0	2.5%	577.4	555.8	3.9%
Total net revenues	466.9	488.1	(4.3)%	1,394.5	1,527.9	(8.7)%

Cost of net revenues:
Systems	177.8	175.7	1.2%	520.4	571.0	(8.9)%
Services	114.6	121.3	(5.5)%	355.4	340.1	4.5%
Total cost of net revenues	292.4	297.0	(1.5)%	875.8	911.1	(3.9)%

Gross margin	174.5	191.1	(8.7)%	518.7	616.8	(15.9)%

Operating expenses:
Research and development	50.7	52.4	(3.2)%	158.5	158.1	0.3%
Sales and marketing	46.7	52.8	(11.6)%	146.8	167.3	(12.3)%
General and administrative	44.9	49.7	(9.7)%	142.4	157.0	(9.3)%
Restructuring and related charges	65.7	33.6	95.5%	135.7	34.2	296.8%
Litigation settlement and loss contingency expense	—	0.6	nm	—	0.6	nm
Goodwill impairment	—	—	nm	17.4	—	nm
Amortization of purchased intangible assets	16.7	24.3	(31.3)%	53.9	65.9	(18.2)%
Total operating expenses	224.7	213.4	5.3%	654.7	583.1	12.3%
Operating income (loss)	(50.2)	(22.3)	125.1%	(136.0)	33.7	(503.6)%
Interest expense, net	(8.4)	(9.0)	(6.7)%	(24.8)	(25.9)	(4.2)%
Other income (expense), net	(1.9)	0.1	nm	4.7	(6.8)	(169.1)%
Net income (loss) before income taxes	(60.5)	(31.2)	93.9%	(156.1)	1.0	nm
Income tax provision	10.3	0.3	nm	22.1	5.4	309.3%
Consolidated net loss	(70.8)	(31.5)	124.8%	(178.2)	(4.4)	nm
Net income (loss) attributable to noncontrolling interests	0.2	(0.4)	(150.0)%	(1.3)	0.3	(533.3)%
Net loss attributable to VeriFone Systems, Inc. stockholders	$(71.0)	$(31.1)	128.3%	$(176.9)	$(4.7)	nm

Net loss per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.63)	$(0.28)		$(1.58)	$(0.04)
Diluted	$(0.63)	$(0.28)		$(1.58)	$(0.04)

Weighted average number of shares used in computing net loss per share attributable to VeriFone Systems, Inc. stockholders:
Basic	112.0	110.7		111.7	110.8
Diluted	112.0	110.7		111.7	110.8

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	July 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$158.8	$148.4
Accounts receivable, net of allowances of $14.3 and $14.1, respectively	326.3	323.4
Inventories	127.5	175.2
Prepaid expenses and other current assets	165.9	110.4
Total current assets	778.5	757.4
Property and equipment, net	130.5	202.3
Purchased intangible assets, net	257.5	306.3
Goodwill	1,116.8	1,110.5
Deferred tax assets, net	36.1	37.0
Other long-term assets	99.8	81.3
Total assets	$2,419.2	$2,494.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$157.1	$154.6
Accruals and other current liabilities	253.3	213.4
Deferred revenue, net	110.6	104.8
Short-term debt	68.2	66.0
Total current liabilities	589.2	538.8
Long-term deferred revenue, net	66.8	66.5
Deferred tax liabilities, net	102.4	99.4
Long-term debt	809.9	859.9
Other long-term liabilities	70.0	76.8
Total liabilities	1,638.3	1,641.4

Redeemable noncontrolling interest in subsidiary	1.1	5.0

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,802.2	1,771.9
Accumulated deficit	(795.2)	(618.3)
Accumulated other comprehensive loss	(256.0)	(341.0)
Total VeriFone Systems, Inc. stockholders’ equity	752.1	813.7
Noncontrolling interests in subsidiaries	27.7	34.7
Total equity	779.8	848.4
Total liabilities, redeemable noncontrolling interest in subsidiary and equity	$2,419.2	$2,494.8

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Nine Months Ended July 31,
	2017	2016
Cash flows from operating activities
Consolidated net loss	$(178.2)	$(4.4)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Depreciation and amortization, net	116.8	133.8
Stock-based compensation expense	30.1	32.9
Deferred income taxes, net	(1.2)	(7.2)
Non-cash restructuring and related charges	107.5	29.1
Goodwill impairment	17.4	—
Other	11.5	5.0
Net cash provided by operating activities before changes in operating assets and liabilities	103.9	189.2
Changes in operating assets and liabilities:
Accounts receivable, net	(15.0)	13.5
Inventories	30.9	(53.3)
Prepaid expenses and other assets	(11.7)	(23.2)
Accounts payable	3.0	(2.3)
Deferred revenue, net	5.8	28.4
Other current and long-term liabilities	23.2	(21.8)
Net change in operating assets and liabilities	36.2	(58.7)
Net cash provided by operating activities	140.1	130.5

Cash flows from investing activities
Capital expenditures	(52.8)	(82.2)
Acquisition of businesses, net of cash and cash equivalents acquired	(5.0)	(172.2)
Divestiture of businesses	1.5	—
Other investing activities, net	0.3	1.9
Net cash used in investing activities	(56.0)	(252.5)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	215.4	490.4
Repayments of debt	(277.7)	(333.9)
Proceeds from issuance of common stock through employee equity incentive plans	0.8	3.3
Stock repurchases	—	(79.9)
Other financing activities, net	(3.7)	(4.1)
Net cash provided by (used in) financing activities	(65.2)	75.8

Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	6.3	(2.1)

Net increase (decrease) in cash, cash equivalents and restricted cash	25.2	(48.3)
Cash, cash equivalents and restricted cash, beginning of period	159.2	215.9
Cash, cash equivalents and restricted cash, end of period	$184.4	$167.6

Cash and cash equivalents, end of period	158.8	156.6
Restricted cash, end of period	25.6	11.0
Cash, cash equivalents and restricted cash, end of period	$184.4	$167.6

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Nine Months Ended
	Note	July 31, 2017	April 30, 2017	July 31, 2016	% Change (1) SEQ	% Change (1) YoY	July 31, 2017	July 31, 2016	% Change (1)
GAAP net revenues:
North America		$152.8	$157.4	$191.5	(2.9)%	(20.2)%	$476.1	$636.5	(25.2)%
Latin America		71.3	62.5	55.1	14.1%	29.4%	190.8	179.6	6.2%
EMEA		193.5	177.8	190.0	8.8%	1.8%	539.4	557.4	(3.2)%
Asia-Pacific		49.3	76.0	51.5	(35.1)%	(4.3)%	188.2	154.4	21.9%
Total		$466.9	$473.7	$488.1	(1.4)%	(4.3)%	$1,394.5	$1,527.9	(8.7)%

Systems		$266.0	$285.7	$292.1	(6.9)%	(8.9)%	$817.1	$972.1	(15.9)%
Services		200.9	188.0	196.0	6.9%	2.5%	577.4	555.8	3.9%
Total		$466.9	$473.7	$488.1	(1.4)%	(4.3)%	$1,394.5	$1,527.9	(8.7)%

Non-GAAP net revenues: (2)
North America	A	$152.8	$157.6	$196.0	(3.0)%	(22.0)%	$479.1	$647.1	(26.0)%
Latin America	A	71.3	62.5	55.1	14.1%	29.4%	190.8	179.6	6.2%
EMEA	A	193.5	177.8	190.0	8.8%	1.8%	539.4	557.4	(3.2)%
Asia-Pacific	A	49.3	76.0	51.5	(35.1)%	(4.3)%	188.2	154.4	21.9%
Total		$466.9	$473.9	$492.6	(1.5)%	(5.2)%	$1,397.5	$1,538.5	(9.2)%

Systems	A	$266.0	$285.7	$292.1	(6.9)%	(8.9)%	$817.1	$972.1	(15.9)%
Services	A	200.9	188.2	200.5	6.7%	0.2%	580.4	566.4	2.5%
Total		$466.9	$473.9	$492.6	(1.5)%	(5.2)%	$1,397.5	$1,538.5	(9.2)%

GAAP net revenues		$466.9	$473.7	$488.1	(1.4)%	(4.3)%	$1,394.5	$1,527.9	(8.7)%
Plus: Non-GAAP net revenues adjustments	A	—	0.2	4.5	nm	nm	3.0	10.6	nm
Non-GAAP net revenues (2)		$466.9	$473.9	$492.6	(1.5)%	(5.2)%	1,397.5	$1,538.5	(9.2)%
Net revenues from businesses acquired in the past 12 months	B	(0.5)		—	nm	nm	(17.9)	—	nm
Non-GAAP organic net revenues (2)		$466.4		$492.6	nm	(5.3)%	$1,379.6	$1,538.5	(10.3)%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended July 31, 2017 compared with three months ended July 31, 2016					For nine months ended July 31, 2017 compared with nine months ended July 31, 2016
	Net revenues growth (decline)	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth (decline)	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth (decline)	Net revenues growth (decline)	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth (decline)	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth (decline)
North America	(20.2)%	1.8%	(22.0)%	—%	(22.0)%	(25.2)%	1.6%	(26.8)%	—%	(26.8)%
Latin America	29.4%	—%	29.4%	4.0%	25.4%	6.2%	—%	6.2%	6.0%	0.2%
EMEA	1.8%	0.3%	1.5%	(0.5)%	2.0%	(3.2)%	2.3%	(5.5)%	(2.1)%	(3.4)%
Asia-Pacific	(4.3)%	—%	(4.3)%	1.7%	(6.0)%	21.9%	—%	21.9%	1.2%	20.7%
Total	(4.3)%	1.0%	(5.3)%	0.5%	(5.8)%	(8.7)%	1.6%	(10.3)%	0.1%	(10.4)%

Non-GAAP Reconciliations

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended July 31, 2017
North America	$152.8	$—	$152.8	$—	$152.8	$0.1	$152.9
Latin America	71.3	—	71.3	—	71.3	(2.3)	69.0
EMEA	193.5	—	193.5	(0.5)	193.0	0.9	193.9
Asia-Pacific	49.3	—	49.3	—	49.3	(0.9)	48.4
Total	$466.9	$—	$466.9	$(0.5)	$466.4	$(2.2)	$464.2

Systems	$266.0	$—	$266.0	$—	$266.0	$(1.7)	$264.3
Services	200.9	—	200.9	(0.5)	200.4	(0.5)	199.9
Total	$466.9	$—	$466.9	$(0.5)	$466.4	$(2.2)	$464.2

Three Months Ended April 30, 2017
North America	$157.4	$0.2	$157.6	$—	$157.6
Latin America	62.5	—	62.5	—	62.5
EMEA	177.8	—	177.8	(0.2)	177.6
Asia-Pacific	76.0	—	76.0	—	76.0
Total	$473.7	$0.2	$473.9	$(0.2)	$473.7

Systems	$285.7	$—	$285.7	$—	$285.7
Services	188.0	0.2	188.2	(0.2)	188.0
Total	$473.7	$0.2	$473.9	$(0.2)	$473.7

Three Months Ended July 31, 2016
North America	$191.5	$4.5	$196.0	$—	$196.0
Latin America	55.1	—	55.1	—	55.1
EMEA	190.0	—	190.0	—	190.0
Asia-Pacific	51.5	—	51.5	—	51.5
Total	$488.1	$4.5	$492.6	$—	$492.6

Systems	$292.1	$—	$292.1	$—	$292.1
Services	196.0	4.5	200.5	—	200.5
Total	$488.1	$4.5	$492.6	$—	$492.6

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Nine Months Ended July 31, 2017
North America	$476.1	$3.0	$479.1	$(5.4)	$473.7	$—	$473.7
Latin America	190.8	—	190.8	—	190.8	(10.7)	180.1
EMEA	539.4	—	539.4	(12.5)	526.9	11.6	538.5
Asia-Pacific	188.2	—	188.2	—	188.2	(2.0)	186.2
Total	$1,394.5	$3.0	$1,397.5	$(17.9)	$1,379.6	$(1.1)	$1,378.5

Systems	$817.1	$—	$817.1	$(1.3)	$815.8	$(1.9)	$813.9
Services	577.4	3.0	580.4	(16.6)	563.8	0.8	564.6
Total	$1,394.5	$3.0	$1,397.5	$(17.9)	$1,379.6	$(1.1)	$1,378.5

Nine Months Ended July 31, 2016
North America	$636.5	$10.6	$647.1	$—	$647.1
Latin America	179.6	—	179.6	—	179.6
EMEA	557.4	—	557.4	—	557.4
Asia-Pacific	154.4	—	154.4	—	154.4
Total	$1,527.9	$10.6	$1,538.5	$—	$1,538.5

Systems	$972.1	$—	$972.1	$—	$972.1
Services	555.8	10.6	566.4	—	566.4
Total	$1,527.9	$10.6	$1,538.5	$—	$1,538.5

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2017
GAAP		$466.9	$174.5	37.4%	$(50.2)	$10.3	$(71.0)
Adjustments:
Amortization of purchased intangible assets	D	—	1.4		18.1	—	19.4
Other merger and acquisition related expenses	D	—	—		0.4	—	0.4
Stock based compensation	E	—	1.2		9.3	—	9.3
Restructuring and related charges	F	—	12.9		78.6	—	78.6
Other charges and income	F	—	—		2.1	—	0.4
Income tax effect of non-GAAP exclusions	G	—	—		—	(3.3)	3.3
Non-GAAP		$466.9	$190.0	40.7%	$58.3	$7.0	$40.4

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		112.0	112.0			$(0.63)	$(0.63)
Adjustment for diluted shares	H	—	0.6
Non-GAAP		112.0	112.6			$0.36	$0.36

(1) Diluted net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended April 30, 2017
GAAP		$473.7	$172.8	36.5%	(81.4)	$8.9	$(89.3)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition and associated costs of goods sold	A	0.2	0.2		0.2	—	0.2
Amortization of purchased intangible assets	D	—	1.6		20.0	—	20.0
Other merger and acquisition related expenses	D	—	—		0.7	—	(0.5)
Stock based compensation	E	—	1.1		11.2	—	11.2
Goodwill impairment	F	—	—		17.4	—	17.4
Restructuring and related charges	F	—	11.6		80.8	—	80.8
Other charges and income	F	—	—		—	—	(9.6)
Income tax effect of non-GAAP exclusions	G	—	—		—	(3.1)	3.1
Non-GAAP		$473.9	$187.3	39.5%	$48.9	$5.8	$33.3

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		111.7	111.7			$(0.80)	$(0.80)
Adjustment for diluted shares	H	—	0.6
Non-GAAP		111.7	112.3			$0.30	$0.30

Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2016
GAAP		$488.1	$191.1	39.2%	$(22.3)	$0.3	(31.1)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition and associated cost of goods sold	A	4.5	3.1		3.1	—	3.1
Amortization of purchased intangible assets	D	—	3.9		28.2	—	28.2
Other merger and acquisition related	D	—	—		1.0	—	(1.1)
Stock based compensation	E	—	0.9		10.8	—	10.8
Restructuring and related charges	F	—	5.2		38.9	—	38.9
Other charges and income	F	—	3.8		5.2	—	5.2
Income tax effect of non-GAAP exclusions	G	—	—		—	7.7	(7.7)
Non-GAAP		$492.6	$208.0	42.2%	$64.9	$8.0	$46.3

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		110.7	110.7			$(0.28)	$(0.28)
Adjustment for diluted shares	H	—	0.7
Non-GAAP		110.7	111.4			$0.42	$0.42
(1) Diluted net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Note		Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2017
GAAP		$1,394.5	$518.7	37.2%	$(136.0)	$22.1	$(176.9)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition and associated costs of goods sold	A	3.0	2.4		2.4	—	2.4
Amortization of purchased intangible assets	D	—	5.5		59.3	—	57.9
Other merger and acquisition related expenses	D	—	—		1.1	—	1.0
Stock based compensation	E	—	3.2		30.1	—	30.1
Goodwill impairment	F	—	—		17.4	—	17.4
Restructuring and related charges	F	—	25.3		161.4	—	161.4
Other charges and income	F	—	—		9.6	—	(1.7)
Income tax effect of non-GAAP exclusions	G	—	—		—	(5.3)	5.3
Non-GAAP		$1,397.5	$555.1	39.7%	$145.3	$16.8	$96.9

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		111.7	111.7			$(1.58)	$(1.58)
Adjustment for diluted shares	H	—	0.5
Non-GAAP		111.7	112.2			$0.87	$0.86

Note		Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2016
GAAP		$1,527.9	$616.8	40.4%	$33.7	$5.4	$(4.7)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition and associated cost of goods sold	A	10.6	7.5		7.5	—	7.5
Amortization of purchased intangible assets	D	—	11.8		77.6	—	77.6
Other merger and acquisition related	D	—	—		4.6	—	2.7
Stock based compensation	E	—	2.5		32.9	—	32.9
Restructuring and related charges	F	—	5.1		39.3	—	39.3
Other charges and income	F	—	10.4		13.6	—	17.3
Income tax effect of non-GAAP exclusions	G	—	—		—	20.8	(20.8)
Non-GAAP		$1,538.5	$654.0	42.5%	$209.2	$26.2	$151.9

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		110.8	110.8			$(0.04)	$(0.04)
Adjustment for diluted shares	H	—	0.9
Non-GAAP		110.8	111.7			$1.37	$1.36
(1) Diluted net loss per share is calculated by dividing the Net loss attributable to VeriFone Systems, Inc. stockholders by the weighted average number of shares used in computing net loss per share attributable to VeriFone Systems, Inc. stockholders.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

		Three Months Ended
	Note	July 31, 2017	July 31, 2016
Free Cash Flow
GAAP net cash provided by operating activities	I	$60.1	$140.1
Less: GAAP capital expenditures	I	(16.3)	(52.8)
Free cash flow	I	$43.8	$87.3

Guidance		Three Months Ending October 31, 2017	Year Ending October 31, 2017
GAAP net revenues		$ 470-473	$ 1,864-1,867
Adjustments to net revenues:	A	—	3
Non-GAAP net revenues		$ 470-473	$ 1,867-1,870

Diluted GAAP earnings (loss) per share (1)		$0.22	$(1.36)
Adjustments: (2)
Amortization of step-down in deferred services net revenues at acquisition	A	$—	$0.03
Amortization of purchased intangible assets	D	0.16	0.67
Other merger and acquisition related expenses	D	—	0.01
Stock based compensation	E	0.09	0.36
Restructuring and related charges	F	—	1.44
Goodwill impairment	F	—	0.15
Other charges and income	F	—	(0.01)
Income tax effect of non-GAAP exclusions (3)	G	(0.04)	0.01
Diluted Non-GAAP earnings per share (1)		$0.43	$1.30

(1) Diluted GAAP and non-GAAP earnings (loss) per share are determined using the most dilutive weighted average number of shares, which includes outstanding RSU and RSA shares in the calculation of the weighted average diluted shares outstanding for periods in which we expect net income.
(2) Except for the adjustments noted herein, this guidance does not include the effects of any future acquisition or divestiture related costs, restructuring activities, significant legal matters, and non-recurring income tax adjustments, which are difficult to predict and may or may not be significant.
(3) Assuming a GAAP effective tax rate of 14.5% applied to the forecasted non-GAAP exclusions.

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Systems net revenues; non-GAAP Services net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP operating income; non-GAAP income tax provision; non-GAAP net income attributable to VeriFone Systems, Inc. shareholders; non-GAAP weighted average diluted shares; and non-GAAP net income (loss) per diluted share. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected non-GAAP net revenues and non-GAAP net income per diluted share for the fourth fiscal quarter and full fiscal year 2017. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses these non-GAAP financial measures in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate Verifone's performance and operations and to compare Verifone's current results with those for prior periods as well as with the results of peer companies. Verifone incurs, due to differences in debt, capital structure and investment history, geographic presence and associated currency impacts, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses that differ significantly from Verifone's competitors.  These non-GAAP financial measures reflect Verifone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in Verifone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing Verifone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may, therefore, differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, income taxes and restructuring charges, associated with Verifone's results of operations as determined in accordance with GAAP.

Furthermore, Verifone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our four main geographic regions: North America, Latin America, EMEA and Asia-Pacific. North America includes the US and Canada. Latin America includes South America, Central America, Mexico and the Caribbean. EMEA includes Europe, Russia, the Middle East, and Africa. Asia-Pacific includes Australia, New Zealand, China, India and throughout the rest of Greater Asia, including other Asia-Pacific Rim countries.
Note A: Non-GAAP net revenues, costs of goods sold and gross margin. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Non-GAAP costs of goods sold exclude the costs of goods associated with the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition and associated costs of goods sold are reflected in our GAAP financial statements, they result in net revenues and gross margins immediately post-acquisition that are lower than net revenues and gross margins that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. Accordingly, we adjust the step-down to achieve comparability to net revenues and gross margins of the acquired entity earned pre-acquisition and to our GAAP net revenues and gross margins to be earned on contracts sold in future periods. These adjustments, which relate principally to our acquisition of AJB during February 2016, enhance the ability of our management and our investors to assess our financial performance and trends. These non-GAAP net revenues, costs of goods sold and gross margin amounts are not intended to be a substitute for our GAAP disclosures of net revenues, costs of goods sold and gross margin, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. Non-GAAP organic net revenues is a financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). Verifone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate Verifone net revenues without the impact of net revenues from acquired businesses. Because Verifone's business has grown through both organic growth and strategic acquisitions, Verifone analyzes performance both with and without the impact of our recent acquisitions. Accordingly, Verifone believes that both non-GAAP net revenues and non-GAAP organic net revenues provide useful information to investors.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from Systems and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by Verifone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. Verifone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. Verifone uses this non-GAAP measure to evaluate business performance and trends on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger and Acquisition Related. Verifone adjusts certain revenues and expenses for items that are the result of mergers and acquisitions. Merger and acquisition related adjustments include the amortization of intangible assets, contingent consideration fair market value adjustments, interest on contingent consideration, transaction expenses associated with acquisitions, and acquisition integration expenses.

Amortization of intangible assets: Verifone incurs amortization of intangible assets in connection with its acquisitions, such as amortization of finite lived customer relationships intangibles. We are required to allocate a portion of the purchase price of each business acquisition to the intangible assets acquired and to amortize this amount over the estimated useful lives of those acquired intangible assets. Because these amounts have no direct correlation to Verifone’s underlying business operations, we eliminate these amortization charges and any associated minority interest impact from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Contingent consideration fair market value adjustments and interest on contingent consideration: In connection with its acquisitions, Verifone owes contingent consideration payments based upon the post-acquisition performance of and other factors related to acquired businesses. These contingent consideration liabilities are reported at fair market value and incur non-cash imputed interest. Changes in the fair market value of contingent consideration and imputed interest expense vary independent of our ongoing operating results and have no direct correlation to our underlying business operations. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Transaction expenses associated with acquisitions: Verifone incurs transaction expenses in connection with its acquisitions, which include legal and other professional fees such as advisory, accounting, valuation and consulting fees. These transaction expenses are related to acquisitions and have no direct correlation with the ongoing operation of Verifone’s business. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Acquisition integration expenses: In connection with its acquisitions, Verifone incurs costs relating to the integration of the acquired business with Verifone’s ongoing business, which includes expenses relating to the integration of facilities and other infrastructure, information technology systems and employee-related costs such as costs of personnel required to assist with integration transitions. These acquisition integration expenses are related to acquisitions and have no direct correlation with the ongoing operation of Verifone’s business. Accordingly, Verifone excludes these amounts from our non-GAAP operating results to provide better comparability of pre-acquisition and post-acquisition operating results.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses and, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with a stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee a stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment. Accordingly, we believe that excluding stock-based compensation expense from our non-GAAP operating results facilitates better understanding of our long-term business performance and enhances period-to-period comparability.

Note F: Other Charges and Income. Verifone excludes certain expenses, other income (expense) and gains (losses) that we have determined are not reflective of ongoing operating results or that vary independent of business performance. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:
Transformation and restructuring: Over the past several years, we have had gains and incurred expenses, such as professional services, contract cancellation fees and certain personnel costs related to initiatives to transform, streamline, centralize and restructure our global operations. The transformation gain relates to the contribution of certain business assets and associated equity ownership in Gas Media. Charges include involuntary termination costs, costs to cancel facility leases, write down of assets held for sale, and associated legal and other advisory fees. Each of these items has been incurred in connection with discrete activities in furtherance of specific business objectives in light of prevailing circumstances, and each item and the associated activity or activities have had differing impacts on our business operations. We do not recognize gains or incur costs of this nature in the ordinary course of business. While certain of these items have recurred in recent years and may continue to recur in the near future, the amount of these items has varied significantly from period to period. Accordingly, management assesses our operating performance with these amounts included and excluded, and we believe that by providing this information, users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations and compare our current operating performance to our past operating performance.
Foreign exchange losses related to obligations denominated in currencies of highly inflationary economies: Our non-GAAP operating results do not include foreign exchange losses related to obligations denominated in highly inflationary economies, such as the devaluation of the Argentina Peso during the first quarter of fiscal year 2016. We believe that excluding such losses provides a better indication of our business performance, as the existence of high inflation in these economies varies independent of our business performance, and enhances the comparability of our business performance during periods before and after such inflation occurred.
Goodwill impairment: Our non-GAAP results exclude any goodwill impairment. We believe that excluding goodwill impairments provides a better indication of our business performance and enhances the comparability of our business performance during periods before and after we recorded the impairment.

Note G: Income Tax Effect of Non-GAAP exclusions. Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our medium to long term estimate of taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance. For the purpose of computing non-GAAP actual results, we used a 14.5% rate for all periods presented.

Note H: Non-GAAP diluted shares. Diluted GAAP and non-GAAP weighted-average shares outstanding are the same in all periods except where there is a GAAP net loss. In accordance with GAAP, we do not consider dilutive shares in periods that there is a net loss. However, in periods when we have a non-GAAP net income and a GAAP basis net loss, diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share.

Note I: Free Cash Flow. Verifone determines free cash flow as net cash provided by operating activities less capital expenditures. The free cash flow conversion ratio is free cash flow divided by non-GAAP Net income attributable to VeriFone Systems, Inc. stockholders.

Contacts
Verifone
Investor Relations:
Chris Mammone, 408-232-7230
ir@verifone.com
or
Media Relations:
Kwiyoung Baumgarten, 770-754-3460

press@verifone.com

Source: Verifone